ZOO GAMES, INC. (FORMERLY GREEN SCREEN INTERACTIVE SOFTWARE, INC.)
AND SUBSIDIARIES

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED
JUNE 30, 2008

Zoo Games, Inc.
(formerly Green Screen Interactive Software, Inc.)
Consolidated Balance Sheets
(in 000's except per share and share amounts)

	June 30, 2008	December 31, 2007 *
	(unaudited)
ASSETS
Current Assets

Cash	$291	$169
Accounts receivable, net of allowances for returns and discounts of $1,092 and $1,167 (Note 11)	2,735	1,316
Inventory (Note 5)	1,797	1,555
Prepaid expenses and other current assets (Note 6)	3,372	4,098
Product development costs – current (Note 7)	7,523	3,139
Deferred tax asset (Note 15)	576	1,438
Total Current Assets	16,294	11,715

Fixed assets, net (Note 8)	480	384
Goodwill (Note 9)	19,839	16,204
Intangible assets, net (Note 10)	19,350	17,535
Product development costs – non-current (Note 7)	-	1,120
Total Assets	$55,963	$46,958

LIABILITIES AND STOCKHOLDERS' EQUITY (MEMBERS’ CAPITAL)

Current Liabilities
Accounts payable	$5,643	$3,274
Accounts payable financing arrangements (Note 11)	1,825	2,893
Accrued expenses and other current liabilities (Note 12)	5,920	5,932
Notes payable, net of discount- current portion (Note 13)	8,322	2,877
Total current liabilities	21,710	14,976

Notes payable, net of discount - non current portion (Note 13)	4,593	4,032
Deferred tax liability (Note 15)	5,241	6,220
Other long-term liabilities	417	167

Total Liabilities	31,961	25,395

Commitments and Contingencies (Note 14)

Stockholders' Equity (Members’ Capital)
Preferred Stock, par value $0.001, 10,000,000 shares authorized, none issued and outstanding	-	-
Common Stock, par value $0.001, 50,000,000 shares authorized, 2,800,582 issued and outstanding	3	-
Paid-in-capital	43,113	-
Members’ Capital	-	31,808
Accumulated deficit	(19,114)	(10,245)
Total Stockholders' Equity (Members’ Capital)	24,002	21,563
Total Liabilities and Stockholders' Equity (Members’ Capital)	$55,963	$46,958

See Notes to the Consolidated Financial Statements

* Derived from audited financial statements

Zoo Games, Inc.
(formerly Green Screen Interactive Software, Inc.)
Consolidated Statements of Operations
For the Six Months Ended June 30, 2008 and the Period from March 23, 2007 to June 30, 2007
(in $000's except per share (unit) and shares (units) outstanding)

	Jan 1, 2008 -	Mar 23, 2007 -
	June 30, 2008	June 30, 2007
	(unaudited)
Revenue	$15,487	$-

Cost of goods sold	13,911	9

Gross profit	1,576	(9)

Operating expenses:

General and administrative	3,510	469
Selling and marketing	2,469	-
Research and development	2,997	74
Depreciation and amortization	1,076	12

Total operating expenses	10,052	555

Loss from operations	(8,476)	(564)

Interest expense, net	(1,230)	(16)

Loss from continuing operations before (benefit) for income taxes	(9,706)	(580)

Income tax benefit (Note 15)	1,056	-

Loss from continuing operations	(8,650)	(580)

Loss from discontinued operations (Note 4)	(219)	-

Net loss	$(8,869)	$(580)

Loss per share (unit) - basic and diluted:

Continuing operations	$(3.38)	$(1.71)

Discontinued operations	(0.08)	-

Net loss	$(3.46)	$(1.71)

Weighted average shares (units) outstanding -
basic and diluted	2,562,203	338,300

See Notes to the Consolidated Financial Statements

Zoo Games, Inc.
(formerly Green Screen Interactive Software, Inc.)
Consolidated Statements of Cash Flows
For the Six Months Ended June 30, 2008 and the Period from March 23, 2007 to June 30, 2007
(in $000's)

	Jan. 1, 2008 -	Mar. 23, 2007 -
	June 30, 2008	June 30, 2007
	(unaudited)

Cash flows from operating activities:

Loss from continuing operations	$(8,650)	$(580)
Loss from discontinued operations	(219)	-
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	1,076	21
Interest arising from amortization of debt discount	917	15
Interest from Mandalay note beneficial conversion feature	60	-
Deferred income taxes	(892)	-
Equity based compensation	354	-
Changes in assets and liabilities, net (Note 17)	(19)	262

Net cash used in operating activities	(7,373)	(282)

Cash flows from investing activities:

Capital expenditures	(146)	(164)
Acquisition of net assets of Supervillain Studios, Inc., net of cash acquired	-	(1,377)
Investment in Cyoob, Inc. and Repliqa, LLC, net of cash acquired	-	(847)
Acquisition of stock of Zoo Digital Publishing Ltd., net of cash acquired	(477)	-

Net cash used in investing activities	(623)	(2,388)

Cash flows from financing activities:

Proceeds from Mandalay note	2,000	-
Proceeds from equity investors, net for issuance of units	6,118	5,000

Net cash provided by financing activities	8,118	5,000

Increase in cash	122	2,330

Cash at beginning of period	169	0

Cash at end of period	$291	$2,330

See Notes to the Consolidated Financial Statements

Zoo Games, Inc.
(formerly Green Screen Interactive Software, Inc.)
Consolidated Statements of Stockholders' Equity (Members’ Capital)
For the Six Months Ended June 30, 2008
(in $000's)
(unaudited)

	Green Screen Interactive Software, LLC			Zoo Games, Inc.
	Members' Units		Members'		Common	Paid-in	Accumulated
	Common	Incentive	Capital	Shares	Stock	Capital	Deficit	Total

Balance December 31, 2007	1,913	320	$31,808		$-	$-	$(10,245)	$21,563

Issuance of common units, net of costs	305		6,118					6,118

Issuance of common units for ZOO-UK acquisition	225		4,086					4,086

Exchange of debt for equity	37		550					550

Equity-based compensation expense	-		354					354

Mandalay note beneficial conversion feature	-		200					200

Conversion from Green Screen Interactive Software, LLC to Green Screen Interactive Software, Inc.	(2,480)	(320)	(43,116)	2,800	3	43,113		-

Net loss for the six months ended June 2008							(8,869)	(8,869)

Balance June 30, 2008	-	-	$-	2,800	$3	$43,113	$(19,114)	$24,002

See Notes to the Consolidated Financial Statements

ZOO GAMES, INC. (FORMERLY GREEN SCREEN INTERACTIVE SOFTWARE, INC.)
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -	BUSINESS

Zoo Games, Inc. and its subsidiaries, formerly known as Green Screen Interactive Software, Inc., a Delaware corporation, (the “Company”, “Zoo Games”, “we”, “us” or similar pronouns) is a New York City-based developer, publisher and distributor of interactive entertainment software for use on all major platforms including Nintendo’s Wii and DS, Sony’s PSP and PlayStation 3, Microsoft’s Xbox 360, and personal computers (PCs). Zoo Games sells primarily to major retail chains and video game distributors. Zoo Games began business in March 2007, acquired the assets of Supervillain Studios, Inc. (“SVS”) on June 13, 2007, acquired the stock of Destination Software, Inc. (“DSI”) on December 18, 2007 and acquired the stock of Zoo Digital Publishing Limited (“Zoo-UK”) on April 4, 2008. The consolidated financial statements include the results of their operations from their respective acquisition dates. We also acquired an interest in Cyoob, Inc., also known as Repliqa (“Repliqa”), on June 28, 2007. During January 2008, the Company’s Board made a determination to discontinue its involvement with the operations of Repliqa.
The Company has determined that it operates in one business segment, as described above. As it relates to the acquisition of SVS, the Company continued to fulfill the existing obligations to make video games for third parties through the beginning of 2008.
On May 16, 2008, the Company converted from a limited liability company to a C-corporation and changed its name to Green Screen Interactive Software, Inc. from Green Screen Interactive Software, LLC.
In August 2008, the Company changed its name to Zoo Games, Inc.

NOTE 2 -	GOING CONCERN

These financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred losses since inception, resulting in an accumulated deficit of approximately $19.1 million, a working capital deficiency of approximately $5.4 million at June 30, 2008 and negative cash flows from operations. Further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has plans to seek additional financing through additional sales of equity and/or debt. These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary as a result of this uncertainty.

ZOO GAMES, INC. (FORMERLY GREEN SCREEN INTERACTIVE SOFTWARE, INC.)
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 -	BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Interim Financial Information

The accompanying unaudited interim consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States and the interim financial statement rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, these statements include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the Consolidated Financial Statements. The results for the six months ended June 30, 2008 might not be indicative of the results for the full year or any other future period.

The consolidated financial statements of the Company include the accounts of Green Screen and its wholly and majority owned subsidiaries, Supervillain Studios LLC, DSI, Zoo-UK and Repliqa. All intercompany accounts and transactions are eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. The estimates affecting the consolidated financial statements that are particularly significant include the recoverability of product development costs, lives of intangibles, allocation of purchase price, valuation of inventories and the adequacy of allowances for returns, price concessions and doubtful accounts. Actual amounts could differ from these estimates.

Concentration of Credit Risk

We maintain cash balances at several high quality financial institutions. While we attempt to limit credit exposure with any single institution, balances often exceed insurable amounts.

If the financial condition and operations of our customers deteriorate, our risk of collection could increase substantially. A majority of our trade receivables are derived from sales to major retailers and distributors. Our five largest customers accounted for approximately 57% of net revenue for the six months ended June 30, 2008. As of June 30, 2008, these five largest customers accounted for 50% of our gross accounts receivable. Except for the largest customers noted above, all receivable balances from the remaining individual customers are less than 10% of our net receivable balance. We believe that the receivable balances from these largest customers do not represent a significant credit risk based on past collection experience. We regularly review our outstanding receivables for potential bad debts and have had no history of significant write-offs due to bad debts.

ZOO GAMES, INC. (FORMERLY GREEN SCREEN INTERACTIVE SOFTWARE, INC.)
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 -	BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Inventory

Inventory is stated at the lower of actual cost or market. We periodically evaluate the carrying value of our inventory and make adjustments as necessary. Estimated product returns are included in the inventory balance at the lower of cost or market.

Product Development Costs

We utilize both internal development teams and third party product developers to develop the titles we publish.

We capitalize internal product development costs (including stock-based compensation, specifically identifiable employee payroll expense and incentive compensation costs related to the completion and release of titles), third party production and other content costs, subsequent to establishing technological feasibility of a title. Technological feasibility of a product includes the completion of both technical design documentation and game design documentation. Amortization of such capitalized costs is recorded on a title-by-title basis in cost of goods sold using the proportion of current year revenues to the total revenues expected to be recorded over the life of the title.

We frequently enter into agreements with third party developers that require us to make advance payments for game development and production services. In exchange for our advance payments, we receive the exclusive publishing and distribution rights to the finished game title as well as, in some cases, the underlying intellectual property rights. Such agreements allow us to fully recover the advance payments to the developers at an agreed royalty rate earned on the subsequent retail sales of such product, net of any agreed costs. We capitalize all advance payments to developers as product development costs. On a product-by-product basis, we reduce product development costs and record a corresponding amount of research and development expense for any costs incurred by third party developers prior to establishing technological feasibility of a product as these advances are expended. We typically enter into agreements with third party developers after completing the technical design documentation for our products and therefore record the design costs leading up to a signed development contract as research and development expense. We also generally contract with third party developers that have proven technology and experience in the genre of the video game being developed, which often allows for the establishment of technological feasibility early in the development cycle. In instances where the documentation of the design and technology are not in place prior to an executed contract, we monitor the product development process and require our third party developers to adhere to the same technological feasibility standards that apply to our internally developed products.

We also capitalize advance payments as product development costs when advances are made subsequent to establishing technological feasibility of a video game title and amortize them, on a title-by-title basis, as royalties in cost of goods sold. Royalty amortization is recorded using the proportion of current year revenues to the total revenues expected to be recorded over the life of the title.

ZOO GAMES, INC. (FORMERLY GREEN SCREEN INTERACTIVE SOFTWARE, INC.)
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 -	BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

At each balance sheet date, or earlier if an indicator of impairment exists, we evaluate the recoverability of capitalized development costs, advance development payments and any other unrecognized minimum commitments that have not been paid, using an undiscounted future cash flow analysis, and charge any amounts that are deemed unrecoverable to cost of goods sold if the product has already been released. If the product is discontinued prior to completion, any prepaid unrecoverable advances are charged to research and development expense. We use various measures to estimate future revenues for our product titles, including past performance of similar titles and orders for titles prior to their release. For sequels, the performance of predecessor titles is also taken into consideration.

Prior to establishing technological feasibility, we expense research and development costs as incurred. In the 2008 period, we wrote-off approximately $1.3 million of expense relating to costs incurred for the development two games that were abandoned and we expensed approximately $1.4 million for other costs incurred by our internal development studio prior to technological feasibility that could not be capitalized, all of which are included in the Statement of Operations under Research and development expenses.

Licenses

Licenses consist of payments and guarantees made to holders of intellectual property rights for use of their trademarks, copyrights, technology or other intellectual property rights in the development of our products. Agreements with rights holders generally provide for guaranteed minimum royalty payments for use of their intellectual property. Guaranteed minimum payments are initially recorded as an asset (licenses) and as a liability (accrued licenses) upon execution of a licensing agreement, provided that no significant performance remains to be completed by the licensor. When significant performance remains to be completed by the licensor, we record payments when actually paid.

Certain licenses extend over multi-year periods and encompass multiple game titles. In addition to guaranteed minimum payments, these licenses frequently contain provisions that could require us to pay royalties to the license holder, based on pre-agreed unit sales thresholds.

Capitalized licensing fees are amortized as royalties in cost of goods sold on a title-by-title basis at a ratio of current period revenues to the total revenues expected to be recorded over the remaining life of the title. Similar to product development costs, we review our sales projections quarterly to determine the likely recoverability of our capitalized licenses as well as any unpaid minimum obligations. When management determines that the value of a license is unlikely to be recovered by product sales, capitalized licenses are charged to cost of goods sold, based on current and expected revenues, in the period in which such determination is made. Criteria used to evaluate expected product performance and to estimate future sales for a title include: historical performance of comparable titles; orders for titles prior to release; and the estimated performance of a sequel title based on the performance of the title on which the sequel is based.

ZOO GAMES, INC. (FORMERLY GREEN SCREEN INTERACTIVE SOFTWARE, INC.)
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 -	BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fixed Assets

Fixed assets are stated at cost less accumulated depreciation and amortization. Office equipment, furniture and fixtures are depreciated using the straight-line method over their estimated useful life of five years. Computer equipment and software are generally depreciated and amortized using the straight-line method over three years. Leasehold improvements are amortized over the lesser of the term of the related lease or seven years. The cost of additions and betterments are capitalized, and repairs and maintenance costs are charged to operations, in the periods incurred. When depreciable assets are retired or sold, the cost and related allowances for depreciation are removed from the accounts and the gain or loss is recognized. The carrying amounts of these assets are recorded at historical cost.

Goodwill and Intangible Assets

Goodwill is the excess of purchase price paid over identified intangible and tangible net assets of acquired companies. Intangible assets consist of trademarks, customer relationships, content and product development. Certain intangible assets acquired in a business combination are recognized as assets apart from goodwill. Identified intangibles other than goodwill are generally amortized using the straight-line method over the period of expected benefit ranging from one to ten years, except for intellectual property, which are usage-based intangible assets that are amortized using the shorter of the useful life or expected revenue stream.

The Company accounts for its goodwill in accordance with SFAS No. 142, “Goodwill and Other Intangibles”. Under this standard, the Company is required to perform a goodwill impairment test at least on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from estimated future cash flows. Beginning in 2008, we will perform an annual test for impairment of goodwill in the fourth quarter of each fiscal year or earlier if indicators of impairment exist. We determine the fair value of each reporting unit using a discounted cash flow analysis and compare such values to the respective reporting unit's carrying amount.

Impairment of Long-Lived Assets

We review all long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, including assets to be disposed of by sale, whether previously held and used or newly acquired. We compare the carrying amount of the asset to the estimated undiscounted future cash flows expected to result from the use of the asset. If the carrying amount of the asset exceeds estimated expected undiscounted future cash flows, we record an impairment charge for the difference between the carrying amount of the asset and its fair value. The estimated fair value is generally measured by discounting expected future cash flows at our incremental borrowing rate or fair value, if available.

ZOO GAMES, INC. (FORMERLY GREEN SCREEN INTERACTIVE SOFTWARE, INC.)
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 -	BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

We earn our revenue from the sale of internally developed interactive software titles and from the sale of titles developed by and/or licensed from third party developers ("Publishing revenue"). We also earn minimal revenue from our internal development studios achieving milestones for games developed for third parties ("Development revenue"). For the six month period ended June 30, 2008, approximately $15.3 million was earned from Publishing revenue and $200,000 was earned from Development revenue.

We recognize Publishing revenue upon the transfer of title and risk of loss to our customers. We apply the provisions of Statement of Position 97-2, "Software Revenue Recognition", in conjunction with the applicable provisions of Staff Accounting Bulletin No. 104, "Revenue Recognition." Accordingly, we recognize revenue for software titles when there is (1) persuasive evidence that an arrangement with the customer exists, which is generally a customer purchase order, (2) the product is delivered, (3) the selling price is fixed or determinable and (4) collection of the customer receivable is deemed probable. Our payment arrangements with customers typically provide net 30 and 60-day terms. Advances received for licensing and exclusivity arrangements are reported on the consolidated balance sheet as customer advances until we meet our performance obligations, at which point we recognize the revenue.

Revenue is recognized after deducting estimated reserves for returns, price concessions and other allowances. In circumstances when we do not have a reliable basis to estimate returns and price concessions or are unable to determine that collection of a receivable is probable, we defer the revenue until such time as we can reliably estimate any related returns and allowances and determine that collection of the receivable is probable.

We recognize development revenue when we satisfy all contractual obligations for each milestone and the third party agrees that these obligations are met to their satisfaction.

Allowances for Returns, Price Concessions and Other Allowances

We may accept returns and grant price concessions in connection with our publishing arrangements. Following reductions in the price of our products, we grant price concessions that permit customers to take credits for unsold merchandise against amounts they owe us. Our customers must satisfy certain conditions to allow them to return products or receive price concessions, including compliance with applicable payment terms and confirmation of field inventory levels.

Although our distribution arrangements with customers do not give them the right to return titles or to cancel firm orders, we sometimes accept returns from our distribution customers for stock balancing and make accommodations to customers, which include credits and returns, when demand for specific titles fall below expectations.

ZOO GAMES, INC. (FORMERLY GREEN SCREEN INTERACTIVE SOFTWARE, INC.)
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 -	BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

We make estimates of future product returns and price concessions related to current period product revenue based upon, among other factors, historical experience and performance of the titles in similar genres, historical performance of a hardware platform, customer inventory levels, analysis of sell-through rates, sales force and retail customer feedback, industry pricing, market conditions and changes in demand and acceptance of our products by consumers.

Significant management judgments and estimates must be made and used in connection with establishing the allowance for returns and price concessions in any accounting period. We believe we can make reliable estimates of returns and price concessions. However, actual results may differ from initial estimates as a result of changes in circumstances, market conditions and assumptions. Adjustments to estimates are recorded in the period in which they become known.

Consideration Given to Customers and Received from Vendors

We have various marketing arrangements with retailers and distributors of our products that provide for cooperative advertising and market development funds, among others, which are generally based on single exchange transactions. Such amounts are accrued as a reduction to revenue when revenue is recognized, except for cooperative advertising which is included in selling and marketing expense if there is a separate identifiable benefit and the benefit's fair value can be established.

We receive various incentives from our manufacturers, including up-front cash payments as well as rebates based on a cumulative level of purchases. Such amounts are generally accounted for as a reduction in the price of the manufacturer's product and included as a reduction of inventory or cost of goods sold, based on (1) a ratio of current period revenue to the total revenue expected to be recorded over the remaining life of the product or (2) an agreed upon per unit rebate, based on actual units manufactured during the period.

Equity-based Compensation

We issued profit incentive units to certain management and employees during 2007. In accordance with Statement of Financial Accounting Standards 123(R), Share-Based Payment, which revised SFAS No. 123. We record compensation expense over the requisite service period based on their relative fair values.

The fair value of our equity-based compensation is estimated using the Black-Scholes option-pricing model. This model requires the input of assumptions regarding a number of complex and subjective variables that will usually have a significant impact on the fair value estimate. These variables include, but are not limited to, the volatility of our stock price and estimated exercise behavior. The assumptions and variables used for the current period grants were developed based on SFAS 123(R) and SEC guidance contained in Staff Accounting Bulletin (SAB) No. 107, "Share-Based Payment."

ZOO GAMES, INC. (FORMERLY GREEN SCREEN INTERACTIVE SOFTWARE, INC.)
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 -	BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Taxes

The Company was a limited liability company from inception until May 16, 2008, when we converted to a corporation. As a limited liability company, we were not required to provide for any corporate tax. The loss from the Company’s operations was passed to the unit holders via Form K-1’s and the unit holders are responsible for any resulting taxes. One of our subsidiaries, DSI was not a limited liability company and we therefore were required to record a corporate tax provision upon the acquisition of DSI.

As a corporation, we recognize deferred taxes under the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for differences between the financial statement and tax bases of assets and liabilities at currently enacted statutory tax rates for the years in which the differences are expected to reverse. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when we determine that it is more likely than not that such deferred tax assets will not be realized.

With the acquisition of Zoo-UK in April 2008, we are now subject to the taxing authority of the United Kingdom and we will be filing corporate and all applicable taxes in that jurisdiction.

Earnings (Loss) per Share

Basic earnings (loss) per share ("EPS") is computed by dividing the net income applicable to common stockholders for the period by the weighted average number of shares of common stock outstanding during the same period. Diluted EPS is computed by dividing the net income applicable to common stockholders for the period by the weighted average number of shares of common stock outstanding and common stock equivalents, which includes warrants outstanding during the same period. Since the inclusion of the warrants outstanding is anti-dilutive because of losses, the dilutive loss per share is the same as the basic loss per share. As a result, warrants to acquire 226,243 shares were excluded.

Foreign Currency Translation

The functional currency for our foreign operations is primarily the applicable local currency, British pounds sterling and Euro. Accounts of foreign operations are translated into U.S. dollars using exchange rates for assets and liabilities at the balance sheet date and average prevailing exchange rates for the period for revenue and expense accounts. Adjustments resulting from translation are included in other comprehensive income (loss). Realized and unrealized transaction gains and losses are included in income in the period in which they occur, except on inter-company balances considered to be long term. Transaction gains and losses on inter-company balances considered to be long term are recorded in other comprehensive income (loss). Foreign exchange transaction gains included in net loss for the six months ended June 30, 2008 were negligible.

ZOO GAMES, INC. (FORMERLY GREEN SCREEN INTERACTIVE SOFTWARE, INC.)
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 -	BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Comprehensive Income (Loss)

Comprehensive income (loss) is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. The Company's items of other comprehensive income (loss) are foreign currency translation adjustments, which relate to investments that are permanent in nature and therefore do not require tax adjustments. Comprehensive income (loss) for the six months ended June 30, 2008 was negligible.

Recently Issued Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements” (SFAS No. 160), which is an amendment of Accounting Research Bulletin (“ARB”) No. 51. This statement clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This statement changes the way the consolidated income statement is presented, thus requiring consolidated net income to be reported at amounts that include the amounts attributable to both parent and the noncontrolling interest. This statement is effective for the fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Based on current conditions, we do not expect the adoption of SFAS No. 160 to have a significant impact on our results of operations or financial position.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations” (SFAS No. 141R). This statement replaces FASB Statement No. 141, “Business Combinations.” This statement retains the fundamental requirements in SFAS 141 that the acquisition method of accounting (which SFAS No. 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. This statement defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control. This statement requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the statement. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. We do not expect the adoption of SFAS No. 141R to have a significant impact on our results of operations or financial position.

On May 9, 2008, the FASB issued Staff Position ("FSP") APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlements), which clarifies that convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) are not addressed by paragraph 12 of APB Opinion No. 14, Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants. The FSP specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity's nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. FSP APB 14-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008 and interim periods within those fiscal years. The Company has not completed its evaluation of the impact of the effect, if any, the adoption of FSP APB 14-1would have on our results of operations or financial position.

ZOO GAMES, INC. (FORMERLY GREEN SCREEN INTERACTIVE SOFTWARE, INC.)
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 -	BUSINESS ACQUISITIONS AND CONSOLIDATION

During the year ended December 31, 2007 and the six months ended June 30, 2008, we consummated the acquisitions described below, which largely reflect our efforts to expand our business by adding development studios, established distribution systems, seasoned sales team and talented personnel resources to our existing infrastructure. The acquisitions were accounted for under the purchase method of accounting in accordance with FASB 141 and the results of operations and financial position of these acquisitions are included in our consolidated financial statements from their respective acquisition dates.

Supervillain Studios

In June 2007, the Company acquired the assets of Supervillain Studios, Inc. (“Supervillain” or “SVS”), a video game developer based in Santa Ana, California. The total purchase price consisted of the following:

(amounts in $000’s)
Cash at closing	$1,400
Promissory Notes, net of $989 debt discount	1,111
Fair value of 50,001 units issued	490
Acquisition-related costs	53

Total purchase price	$3,054

In addition, there is $333,000 to be paid to each of Supervillain’s three shareholders (an aggregate of up to $1.0 million) that remain employed by the Company or its affiliates on the third anniversary of the Supervillain closing. The $333,000 is accrued for as compensation on a straight-line basis over a three-year period. The Supervillain Promissory Note is payable in three installments; $500,000 of principal together with accrued interest at the rate of 5% per annum is payable on each of (A) the earlier of December 14, 2008 or the date that the Company consummates a round of equity financing of $20.0 million or more and (B) the earlier of December 14, 2008 or the date that the Company consummates a round of equity financing of $31.0 million or more. The balance of the Supervillain Promissory Note, together with any accrued interest, is due on June 14, 2010.

The following table summarizes the purchase price allocation:

(amounts in $000’s)
Cash	$ 646
Accounts Receivable	295
Fixed assets	21
Goodwill	1,500
Trademarks	705
Customer Relationships	503
Product development	114
Current Liabilities assumed	(730)

Net assets acquired	$ 3,054

ZOO GAMES, INC. (FORMERLY GREEN SCREEN INTERACTIVE SOFTWARE, INC.)
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 -	BUSINESS ACQUISITIONS AND CONSOLIDATION (CONTINUED)

Destination Software, Inc.

In December 2007, the Company acquired the shares of Destination Software, Inc. (“DSI”). The purchase price was paid as follows:

(amounts in $000’s)
Cash at closing	$ 7,040
Promissory Notes, net of $2,346 debt discount	4,414
Fair value of 450,057 units issued	8,173
Fair value of 299,943 units to be issued (issued July 2008)	5,447
Acquisition-related costs	69

Total purchase price	$ 25,143

The cash purchase price was approximately $7.0 million at closing, with approximately $1.8 million to be paid at the earlier of the Company’s completion of another round of financing or by December 2008 with the $5.0 million balance to be paid in two installments pursuant to a promissory note (the “DSI Note”). The first installment of $2.5 million of principal together with accrued interest at the rate of 3.9% per annum is due on the earlier of June 18, 2009 and the date on which the Company consummates a round of equity financing of $40.0 million or more.

The balance of the DSI Note (including accrued interest) is payable December 18, 2010.

The following table summarizes the purchase price allocation:

(amounts in $000’s)
Cash	$1,108
Other current assets	8,497
Fixed Assets	107
Deferred tax asset	1,676
Other assets	6
Goodwill	14,704
Content	12,202
Trademarks	1,510
Customer Relationships	2,749
Current liabilities assumed	(10,530)
Deferred tax liability	(6,516)
Long-term liabilities	(370)

Net assets acquired	$25,143

ZOO GAMES, INC. (FORMERLY GREEN SCREEN INTERACTIVE SOFTWARE, INC.)
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 -	BUSINESS ACQUISITIONS AND CONSOLIDATION (CONTINUED)

Cyoob, Inc. and Repliqa, LLC (Discontinued Operation)

In June 2007, we acquired a 24.75% interest in the outstanding stock of Cyoob, Inc. (“Cyoob”). Cyoob’s assets were transferred to Repliqa, LLC (“Repliqa”) and the Company acquired a 35% membership interest in Repliqa, ultimately allowing the Company to own 51.09% of the operating business of Repliqa. Repliqa was developing a recommendation engine to be used on the internet. We paid approximately $1.2 million for the interest in Cyoob and we committed to pay approximately $1.2 million for the membership interest in Repliqa. Prior to December 31, 2007, the assets of Repliqa were impaired and we recorded $2.0 million as a loss on impairment on this investment in the 2007 financial statements. This operation had no revenue. In January 2008, the Board and management decided to discontinue its involvement with the operations and this was recorded as a discontinued operation on the 2008 financial statements. During the six months ended June 30, 2008, the Company sustained an additional $219,000 in operating losses.

Zoo Digital Publishing Limited

In April 2008, the Company acquired the shares of Zoo Digital Publishing Limited (“Zoo-UK”). The purchase price was paid as follows:

(amounts in $000’s)
Cash due at closing	$630
Cash due by December 31, 2008	370
Promissory Notes, net of $547 debt discount	1,953
Fair value of 225,000 units issued	4,086
Acquisition-related costs	188

Total purchase price	$7,227

In addition, there is $500,000 to be paid to each of Zoo-UK’s two shareholders (an aggregate of up to $1.0 million) that remain employed by the Company or its affiliates on the third anniversary of the Zoo-UK closing. The full amount is being accrued for as compensation on a straight-line basis over a three-year period. The cash purchase price was $630,000 paid at closing, with $370,000 to be paid within the next nine months. The $2.5 million promissory note is payable $1.5 million with the Company’s next round of financing and $1.0 million is due April 2009. In addition, the Company is obligated under the Purchase Agreement to remit to the sellers an amount equal to 80% of any resultant tax savings from the utilization of the UK loss carryforward existing at the time of the acquisition. The Company is in the process of obtaining a detailed valuation of the assets acquired and liabilities assumed from Zoo-UK; therefore, the allocation of the purchase price and the valuation of the assets and liabilities, including goodwill, are subject to refinement.

ZOO GAMES, INC. (FORMERLY GREEN SCREEN INTERACTIVE SOFTWARE, INC.)
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 -	BUSINESS ACQUISITIONS AND CONSOLIDATION (CONTINUED)

The following table summarizes the allocation (which is preliminary and subject to change) of the purchase price based on the estimated value of the assets acquired and liabilities assumed as of the acquisition date:

(amounts in $000’s)
Cash	$342
Other current assets	3,958
Fixed Assets	82
Other assets	20
Goodwill	3,635
Content	768
Trademarks	1,000
Customer Relationships	1,000
Current liabilities assumed	(2,803)
Deferred tax liability	(775)

Net assets acquired	$7,227

Pro forma results

The following unaudited summary pro forma information assumes the Zoo-UK acquisition had occurred on January 1, 2008. The pro forma information, as presented below, is not necessarily indicative of the results that would have been obtained had the Zoo-UK acquisition occurred on that date, nor is it necessarily indicative of the Company’s future results (in $000’s except per share and share data):

Six Months Ended June 30, 2008
Revenue	$19,386
Loss from continuing operations	(6,745)
Basic and diluted loss per share from continuing operations	$(2.26)
Weighted average shares	2,978,396

The pro forma net income reflects adjustments for amortization of intangibles, interest charges, accruals for additional compensation arising out of the acquisitions and income taxes.

NOTE 5 -	INVENTORY

(amounts in $000’s)	June 30, 2008	December 31, 2007
Finished products	$1,566	$1,502
Parts and supplies	231	53

Inventory	$1,797	$1,555

Estimated product returns included in inventory at June 30, 2008 and December 31, 2007 was $285,000 and $542,000, respectively.

ZOO GAMES, INC. (FORMERLY GREEN SCREEN INTERACTIVE SOFTWARE, INC.)
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 -	PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expense and other assets consisted of:

(amounts in $000’s)	June 30, 2008	December 31, 2007
Vendor advances for inventory	$756	$2,424
Prepaid royalties	2,192	1,321
Income taxes receivable	280	188
Other prepaid expenses	144	165

Prepaid expenses and other current assets	$3,372	$4,098

NOTE 7 -	PRODUCT DEVELOPMENT COSTS

Details of our capitalized product development costs were as follows:

(amounts in $000’s)
	June 30, 2008		December 31, 2007
	Current	Non-Current	Current	Non-Current

Product development costs, internally
Developed	$709	$-	$88	$0
Product development costs, externally
Developed	6,814	-	3,051	1,120

Product development costs	$7,523	$-	$3,139	$1,120

Product development costs written off during the six months ended June 30, 2008 was approximately $1.3 million.

NOTE 8 -	FIXED ASSETS, NET

Details of net fixed assets were as follows:

(amounts in $000’s)	June 30, 2008	December 31, 2007
Computer equipment	$256	$214
Furniture and fixtures	223	156
Office equipment	138	30
Leasehold improvements	50	50
Other	20	17
Less: Accumulated depreciation and amortization	(207)	(83)

Fixed Assets, net	$480	$384

Depreciation and amortization expense recorded during the six months ended June 30, 2008 and the period ended June 30, 2007 were $124,000 and $7,000, respectively.

NOTE 9 -	GOODWILL

Goodwill was generated from the acquisitions of the assets of Supervillain and the stock of DSI during 2007, and the acquisition of the stock of Zoo in 2008, as described in Note 4 as follows (in $000’s):

Supervillain	$1,500
DSI	14,704
Total Goodwill Dec. 31. 2007	16,204

Zoo-UK	3,635

Total Goodwill June 30, 2008	$19,839

ZOO GAMES, INC. (FORMERLY GREEN SCREEN INTERACTIVE SOFTWARE, INC.)
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 -	INTANGIBLE ASSETS, NET

The following table sets forth the components of the intangible assets subject to amortization. The Company is in the process of obtaining a detailed valuation of intangible assets acquired from Zoo-UK, therefore, the allocation of intangibles is subject to refinement.

(amounts in $000’s)
		June 30, 2008			Dec. 31, 2007
	Estimated
	Useful	Gross
	Lives	Carrying	Accumulated	Net Book	Net Book
	(Years	Amount	Amortization	Value	Value

Content	10	$12,970	$732	$12,238	$12,151
Trademarks	10	3,215	154	3,061	2,171
Customer relationships	10	4,252	201	4,051	3,213
Product development	1	114	114	-	-

Total Intangible Assets		$20,551	$1,201	$19,350	$17,535

Amortization expense related to intangible assets for the six months ended June 30, 2008 and the period ended June 30, 2007 were $953,000 and $0, respectively.

The following table presents the estimated amortization of intangible assets, based on our present intangible assets, for the next five years ending December 31 as follows:

(amounts in $000’s) Year ended Dec. 31,
Balance of 2008	$1,021
2009	2,043
2010	2,043
2011	2,043
2012	2,043
Thereafter	10,157

Total	$19,350

NOTE 11 -	CREDIT AND FINANCING AGREEMENTS

In connection with the DSI acquisition, the Company entered into the following credit and finance arrangements:

The Company and DSI entered into a purchase order financing agreement with Transcap Trade Finance, LLC (“Transcap”) on December 19, 2007. This agreement made the Company a party to a Master Purchase Order Assignment Agreement dated August 20, 2001 pursuant to which Transcap agreed to provide purchase order financing to or for the benefit of DSI. Total advances under the factoring arrangement include letters of credit for purchase order financing and is limited to $5.0 million. The amounts outstanding as of June 30, 2008 and December 31, 2007 were approximately $1.3 million and $2.9 million, respectively. The interest rate is prime plus 1.5% on outstanding advances. As of June 30, 2008 and December 31, 2007, the total interest rates were 6.5% and 8.75%, respectively. The charges and interest expense on the advances are included in interest in the accompanying consolidated statement of operations. The Company’s obligations under such agreement have been personally guaranteed by DSI’s President.

DSI uses a factor to approve credit and to collect the proceeds from a substantial portion of its sales. Under the terms of the agreement, DSI assigns to the factor and the factor purchases from DSI eligible accounts receivable. In connection with these arrangements, the factor has a security interest in substantially all of the DSI assets. The factor, in its sole discretion, determines whether or not it will accept a receivable based on its assessment of credit risk. Once a receivable is accepted by the factor, the factor assumes substantially all of the credit risk associated with the receivable. The factor is required to remit payments to DSI for the assigned accounts receivable in accordance with the terms of the assigned invoice, regardless of whether the factor receives payment on the receivable, so long as the customer does not have a valid dispute related to the invoice. The amount remitted to DSI by the factor equals the invoiced amount adjusted for allowances and discounts DSI has provided to the customer. The factor charges 0.25% of invoiced amounts plus a fee for every 10 days the amount is uncollected from the customer, subject to certain minimum charges per invoice and monthly maintenance charge, for these credit and collection services. During the three months ended June 30, 2008, the factor purchased $918,000 of eligible gross receivables. The factor’s charges and interest expense on the advances are included in interest in the accompanying consolidated statement of operations and amounted to approximately $44,000 for the period. This agreement was terminated in March 2008. At December 31, 2007, accounts receivable included $175,000 due from the factor.

ZOO GAMES, INC. (FORMERLY GREEN SCREEN INTERACTIVE SOFTWARE, INC.)
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 -	CREDIT AND FINANCING AGREEMENTS (CONTINUED)

In connection with the Zoo-UK acquisition, the Company entered into the following credit and finance arrangements:

Zoo-UK maintains a committed overdraft financing facility through the Bank of Scotland in the amount of £700,000 (approximately U.S. $1.4 million). Interest on the overdraft facility is 3% over the Bank of Scotland base rate, from time to time. As of June 30, 2008, the Bank of Scotland base rate was 5% per annum. The facility will terminate on June 17, 2009 at which time all amounts will be due and payable, unless the facility is otherwise renewed.

Zoo-UK is required to meet certain financial covenants in order continue using the overdraft facility, of which the Company was in compliance. The bank requires that one of the principals of Zoo-UK provides a guarantee for £250,000 (approximately US $500,000) to secure this facility. As of June 30, 2008, Zoo-UK used £272,019 (approximately US$543,000) of the overdraft facility and had £427,981 (approximately US $856,000) available. The facility is used for general working capital of Zoo-UK.

Zoo-UK also utilizes invoice financing through the Bank of Scotland. The invoice financing allows Zoo-UK to finance 65% of the gross value of acceptable invoices up to a limit of £800,000 (approximately US$1.6 million). The discount fee is 1.75% per annum above the Bank of Scotland’s base rate and there are minimal arrangement fees to set up the facility. Zoo-UK is required to meet certain financial covenants and provide certain documentation in order to continue using the invoice facility. The Company was in compliance with these covenants as of June 30, 2008. There are specific funding limits and requirements for financing debts from certain customers of Zoo-UK. As of June 30, 2008, Zoo-UK used £17,500 (approximately US$35,000) and had available drawdown of £289,000 (approximately US$579,000). This facility is reviewed annually by the Bank of Scotland for renewal.

ZOO GAMES, INC. (FORMERLY GREEN SCREEN INTERACTIVE SOFTWARE, INC.)
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 -	ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consisted of:

(amounts in $000’s)	June 30, 2008	December 31, 2007
Customer advances	$1,440	$1,671
Obligation arising from DSI acquisition	1,000	1,200
Obligations relating to Cyoob acquisition	489	977
DSI pension plan (1)	240	425
Commission for equity raise	-	345
Royalty	1,042	793
Operating expenses	1,389	437
Interest	320	84

Total	$5,920	$5,932

(1) The DSI pension plan liability was assumed with the acquisition of DSI. The plan was subsequently cancelled and there is no additional DSI pension plan liability.

NOTE 13 -	NOTES PAYABLE

In connection with the purchase of the Supervillain assets, the Company’s subsidiary Supervillain Studios, LLC issued a promissory note (“Supervillain Note”) in the amount of $2.1 million. The Supervillain Note is payable in three installments; $500,000 of principal together with accrued interest at the rate of 5% per annum is payable on each of (A) the earlier of December 14, 2008 or the date that the Company consummates a round of equity financing of $20.0 million or more and (B) the earlier of December 14, 2008 or the date that the Company consummates a round of equity financing of $31.0 million or more. The balance of the Supervillain Note, together with any accrued interest, is due on June 14, 2010. The Company incurred interest expense of $53,000 in the first six months of 2008 from the Supervillain Note. Since the interest rate on the Supervillain Note was considered to be below market rate, we recorded a debt discount of $989,000 to be amortized over the life of the Supervillain Note. We recorded interest expense of $177,000 related to the debt discount in the first six months of 2008. See Note 20 for the details of the changes in the maturity dates of the Supervillain Note.

In connection with the acquisition of DSI, the Company issued various promissory notes (“DSI Note”) in aggregate of approximately $6.8 million. Approximately $1.8 million of principal is payable at the earlier of the Company’s completion of another round of financing or by December 2008 with the $5.0 million balance to be paid in two installments pursuant to a promissory note (the “DSI Note”). The first installment of $2.5 million of principal together with accrued interest at the rate of 3.9% per annum would be due on the earlier of June 18, 2009 and the date on which the Company consummates a round of equity financing of $40.0 million or more. The balance of the DSI Note (including accrued interest) would be payable December 18, 2010. The Company incurred interest expense of $132,000 in the six months ended June 30, 2008 from the DSI Note. Since the interest rate on the DSI Note was considered to be below market rate, we recorded a debt discount of approximately $2.3 million to be amortized over the life of the DSI Note. We recorded interest expense of $608,000 related to the debt discount in the first six months of 2008. See Note 20 for the details of the conversion of certain amounts due under the DSI Note to equity of the Company.

ZOO GAMES, INC. (FORMERLY GREEN SCREEN INTERACTIVE SOFTWARE, INC.)
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 -	NOTES PAYABLE (CONTINUED)

In connection with the acquisition of DSI, the Company also assumed a liability of $1.2 million as part of the DSI purchase price. Other notes payable assumed from the DSI acquisition included:

•	$200,000 Demand note with 12.0 % percent interest per annum, callable in 6 months, minimum guaranteed interest per renewal is $ 12,000. The note is guaranteed by the DSI President.

•
DSI purchased treasury stock from a former employee in December 2006 for the amount of $ 650,000. The balance on the note as of June 30, 2008 was $ 430,000; $120,000 is classified as current and $310,000 is classified as long-term. The payments are due monthly and the amount of the payment is $10,000 per month.

In connection with the acquisition of Zoo-UK, the Company issued a promissory note (“Zoo Note”) in the amount of $2.5 million. The note stated that $1.5 million was to be paid upon the completion of the next round of financing and $1.0 million to be paid April 4, 2009.
Since the interest rate on the Zoo Note was considered to be below market rate, we recorded a debt discount of approximately $548,000 to be amortized over the life of the Zoo Note. We recorded interest expense of $131,000 related to the debt discount in the first six months of 2008. See Note 20 for the details of the conversion of certain amounts due under the Zoo Note to equity of the Company and the changes in the maturity dates of the balance of the Zoo Note.

Zoo-UK had an outstanding loan in the amount of £325,000 (approximately U.S. $648,000) from I.C. Stewart 2001 Trust.   The loan bears interest at an annual rate of 1.75% over the base lending rate of the Bank of England.  The entire loan is currently outstanding.  Zoo-UK is required to pay interest quarterly in arrears, and the entire amount outstanding must be repaid on April 4, 2009.

On May 16, 2008, the Company entered into a Letter of Intent with Mandalay Media, Inc. to merge. In conjunction with this merger, the Company received $2.0 million from Mandalay Media and issued a 10% convertible note to Mandalay that was due October 15, 2008. The beneficial conversion feature in this note was $200,000 and this is amortized over the five-month term of the note. As of June 30, 2008, the value of the note is approximately $1.9 million and $60,000 of interest is amortized during the period ended June 30, 2008. The letter of intent was terminated on June 16, 2008 and the Company repaid the note in full, including approximately $29,000 of interest on July 7, 2008. The remaining unamortized portion of the beneficial conversion feature was expensed upon the repayment of the note.

ZOO GAMES, INC. (FORMERLY GREEN SCREEN INTERACTIVE SOFTWARE, INC.)
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 -	NOTES PAYABLE (CONTINUED)

The following table lists all outstanding Notes Payable (in $000’s):

	June 30, 2008	December 31, 2007
Note Description

5.0% SVS sellers note due June 2010, net of discount of $618	$1,482	1,304
3.9% DSI employee note due December 2008, net of discount of $13	145	131
3.9% DSI sellers note due December 2008, net of discount of $135	1,467	1,323
3.9% DSI employee note due Sept 2009 & Dec 2010, net of discount of $139	311	270
3.9% DSI sellers note due Sept 2009 & Dec 2010, net of discount of $1,407	3,143	2,733
2.95% note due June 2012 assumed from DSI acquisition	430	490
8.25% Wachovia demand note assumed from DSI acquisition	50	50
Note assumed from DSI acquisition, 12% interest	200	200
Zoo Digital Publishing Limited Note due April 2009, net of discount of $417	2,083	-
Mandalay note, net of $140 beneficial conversion feature	1,860	-
DSI Employee loans, payable on demand	331	408
DSI Employee loans at 4% interest due October 2008	765	-
Zoo-UK shareholder note due April 2009	648	-
Total	12,915	6,909

Current portion	8,322	2,877

Non-current portion	$4,593	$4,032

ZOO GAMES, INC. (FORMERLY GREEN SCREEN INTERACTIVE SOFTWARE, INC.)
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 -	NOTES PAYABLE (CONTINUED)

The Notes Payable are due as follows:

(amounts in 000’s)
Twelve Months Ending	Amount Due

June 2009	$ 8,322
June 2010	2,331
June 2011	2,192
June 2012	70
Thereafter	-

Total	$ 12,915

NOTE 14 -	COMMITMENTS AND CONTINGENCIES

A summary of annual minimum contractual obligations and commitments as of June 30, 2008 is as follows:

(amounts in $000’s)

		Product	Operating
	Licensing	Development	Leases	Total

7/2008 – 7/2009	$500	$5,771	$212	$6,483
7/2009 – 7/2010	292		141	433
7/2010 – 7/2011	142		98	240
Thereafter			224	224

Total	$934	$5,771	$675	$7,380

Licensing and Marketing Agreements

Our licensing commitments primarily consist of obligations to holders of intellectual property rights for use of their trademarks, copyrights, technology or other intellectual property rights in the development of our products. As of June 30, 2008, $934,000 of our guaranteed minimum licensing and marketing commitments were recorded in our consolidated balance sheet because the licensor did not have any significant performance obligation to us. Licensing and marketing commitments expire at various times through August 2010. Certain of our licensing and marketing agreements also contain provisions that would impose penalties if we fail to meet agreed upon software release dates.

Product Development Agreements

We make payments to third party product developers that include contractual advances and royalties under several software development agreements that expire at various times through 2009. Our aggregate outstanding product development commitments assume satisfactory performance by third party developers.

Lease Commitments

Our office facilities are occupied under non-cancelable operating leases expiring at various times through January 2015. Rent expense amounted to $241,000 for the six month period ending June 30, 2008.

ZOO GAMES, INC. (FORMERLY GREEN SCREEN INTERACTIVE SOFTWARE, INC.)
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 -	INCOME TAXES

Through May 15, 2008, the Company and certain of its consolidated subsidiaries are taxed as a partnership under the provisions of the Internal Revenue Code. Accordingly, the losses incurred by the Company and those subsidiaries through May 15, 2008 will be allocated to the respective members and reported on their individual tax returns. Effective May 16, 2008, the Company changed its tax status from a partnership to a corporation and, as a result, will begin filing consolidated corporate tax returns with its domestic subsidiaries. The provision for income taxes is based on income recognized for financial statement purposes and includes the effects of temporary differences between such income and that recognized for tax return purposes as well as the deferred tax assets and liabilities recognized for existing timing items relating to the Company's change in tax status.

For financial reporting purposes, income (loss) before income taxes for the six months ended June 30, 2008 include the following components (in $000’s):

Pretax (loss):
United States	$(9,262)
Foreign	(663)
$(9,925)

The United States pretax loss includes approximately $5.6 million for the period through May 15, 2008 attributable to entities that are taxed as partnerships.

The components of income tax expense (benefit) for the six months ended June 30, 2008 are as follows (in $000’s):

Current:
Federal	$-
State	2
Foreign	(166)
Total Current	(164)

Deferred:
Federal	(664)
State	(209)
Foreign	(19)
Total Deferred	(892)

$(1,056)

ZOO GAMES, INC. (FORMERLY GREEN SCREEN INTERACTIVE SOFTWARE, INC.)
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 -	INCOME TAXES (CONTINUED)

No income taxes were paid during the six months ended June 30, 2008.

The reconciliation of income tax expense (benefit) computed at the U.S. statutory tax rates to income tax expense (benefit) for the six months ended June 30, 2008 is:

Tax at U.S. federal income tax rates	(34.0)%
Amount not subject to corporate income taxes	19.2
All other	4.2
(10.6)%

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of June 30,2008 are as follows (in $000’s):

Deferred tax assets:	Current	Long-term

Net operating loss carry
forwards	$-	$1,658
Allowance for doubtful accounts	320	-
Inventory reserve	19	-
Bonuses payable	636	446
Bonus and vacation accruals	278	-
Property and equipment	-	11

Total deferred tax assets	1,253	2,115

Deferred tax liabilities:

Intangibles	-	(6,940)
Discount on notes	(677)	(416)
Capitalized development expenses

Total deferred tax liabilities	(677)	(7,356)

Net deferred tax asset (liability)	$576	$(5,241)

ZOO GAMES, INC. (FORMERLY GREEN SCREEN INTERACTIVE SOFTWARE, INC.)
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 -	INCOME TAXES (CONTINUED)

No valuation allowance was established for deferred tax assets at June 30, 2008, since the Company's management believes that it is more likely than not the Company will realize the benefit of deductible temporary differences based on offsetting reversals of deferred tax liabilities and projected future taxable income.

As of June 30, 2008, the Company has U.S. federal net operating loss (NOL) carryforwards of approximately $4.0 million which will be available to offset taxable U.S. income during the carryforward period and are expected to be fully realized. The federal NOL will begin to expire in 2023. The Company has state net operating loss carryforwards of approximately $4.0 million which will be available to offset taxable state income during the carryforward period. The state NOL will also begin to expire in 2023. The tax benefit of these items is reflected in the above table of deferred tax assets and liabilities. The Company is assessing the potential utilization of approximately $5.0 million of foreign loss carryforwards. As a result, no deferred tax assets have been included in the above table as of June 30, 2008, subject to any additional purchase accounting adjustments.

NOTE 16 -	STOCKHOLDERS’ EQUITY

The Company has authorized 50,000,000 shares of Common Stock, par value $0.001 and 10,000,000 preferred shares, par value $0.001. As of June 30, 2008, there are 2,800,582 common shares issued, and 226,243 warrants outstanding. The warrants are exercisable and have a five-year life; 178,563 have an exercise price of $20 and 47,680 have an exercise price of $15.
.
Prior to the conversion to a C-corporation in May 2008, the company had issued membership common units, incentive units and incentive profit units. Upon the conversion to a C-corporation, each common unit and incentive unit was converted to one share of Common Stock; each incentive profit unit was converted to a combination of Common Stock and rights to receive options. We expensed the unamortized portion of the value of the incentive profit units in May 2008. The total amount of expense recorded for the six-months ended June 30, 2008 relating to these incentive profit units was $354,000.

NOTE 17 -	SUPPLEMENTAL CASH FLOW INFORMATION

Supplemental cash flow information for the six months ended June 30, 2008 and the period from March 23, 2007 to June 30, 2007 is as follows:

(amounts in $000’s)
	Jan 1, 2008 -	Mar 23, 2007 -
	June 30, 2008	June 30, 2007

Changes in assets and liabilities

Accounts receivable	$1,548	$210
Inventory	747
Prepaid expenses and other current assets	1,052	(19)
Product development costs	(4,123)
Accounts payable	1,090	22
Accrued expenses and other current liabilities	(333)	49

Net changes in assets and liabilities	$(19)	$262

Cash paid during the period for interest	$25	$-
Cash paid during the period for taxes	$6	$-

Issuance of 225,000 units for partial payment for acquisition of Zoo-UK	$4,086	$-

Exchange of debt for equity	$550	$-

Issuance of 50,001 units for a partial payment for acquisition of net assets of Supervillain	$-	$490

ZOO GAMES, INC. (FORMERLY GREEN SCREEN INTERACTIVE SOFTWARE, INC.)
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 18 -	SEGMENT REPORTING

With the acquisition of Zoo-UK in April 2008, the Company now has operations outside the United States.

Certain summary financial information for the six months ended June 30, 2008 and Balance Sheet data as of June 30, 2008 is broken down by geographic segment below:

(amounts in $000’s)
	Domestic	United Kingdom	Total

Revenues	$14,607	$880	$15,487
Loss from continuing operations	(8,170)	(480)	(8,650)

Total assets	$47,662	$8,301	$55,963

Capital expenditures	$130	$16	$146

NOTE 19 -	RELATED PARTY TRANSACTIONS

We lease office space in New York from 575 Broadway Associates, LLC a company owned principally by a member of the Board of Directors and one of our principal investors. We currently lease 5,000 square feet at this location on a month-to-month basis. We paid rent expense of $139,000 for the six months ended June 30, 2008 for this office.

Mark Seremet, President of the Company, received $549,000 in connection with the sale of a portion of his shares in Cyoob, Inc to Zoo Games during 2007. The agreement entitled Mr. Seremet to receive an additional $549,000 from Zoo Games for such shares; however this debt was converted to Zoo Games equity. Of such amount, $647,000 was recorded as compensation and included in General and administrative expenses in the 2007 Statement of Operations.

A few employees of DSI loaned the Company an aggregate of up to $765,000 in 2008 on a short-tem basis. The employees were paid interest at a 4% rate and all amounts are expected to be repaid in full.

NOTE 20 -	SUBSEQUENT EVENTS

On July 7, 2008, the Company entered into an Agreement to merge with Driftwood Venture LLC, pursuant to which Zoo Games would be the Surviving Corporation through an exchange of common stock of Zoo Games for common stock of Driftwood. Pursuant to the Merger Agreement, upon the completion of the Merger, each outstanding share of Zoo Games common stock, $0.001 par value per share, on a fully-converted basis (the “Zoo Games Common Stock”), converted automatically into and became exchangeable for shares of Driftwood common stock, $0.001 par value per share (“Driftwood Common Stock”) in accordance with the exchange ratio set forth in the Merger Agreement. In addition, by virtue of the Merger, each of the 334,983 options to purchase shares of Zoo Games Common Stock

ZOO GAMES, INC. (FORMERLY GREEN SCREEN INTERACTIVE SOFTWARE, INC.)
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 20 -	SUBSEQUENT EVENTS (CONTINUED)

(the “Zoo Games Options”) outstanding under Zoo Games’ 2008 Long-Term Incentive Plan will be assumed by Driftwood, subject to the same terms and conditions as were applicable under such plan immediately prior to the Merger, and converted into 243,040 options to purchase shares of Driftwood Common Stock at an exercise price of $2.58 per share, 421,396 options to purchase shares of Driftwood Common Stock at an exercise price of $2.25 per share and 1,688,240 options to purchase shares of Driftwood Common Stock at an exercise price of $1.52 per share. The 246,243 warrants to purchase shares of Zoo Games Common Stock outstanding at the time of the Merger (the “Zoo Games Warrants”) will be assumed by Driftwood and converted into 1,411,186 warrants to acquire shares of Driftwood Common Stock at an exercise price of $2.84 and 318,246 warrants to acquire shares of Driftwood Common Stock at an exercise price of $2.13 per share. The merger consideration consisted (i) 26,098,303 shares of Driftwood Common Stock, (ii) the reservation of 2,352,677 shares of Driftwood Common Stock that are required for the assumption of the Zoo Games Options and (iii) the reservation of 1,729,432 shares of Driftwood Common Stock that are required for the assumption of the Zoo Games Warrants.

Upon the completion of the Merger, all shares of Zoo Games Common Stock are no longer outstanding and will automatically be canceled and cease to exist, and each holder of a certificate representing any such shares will cease to have any rights with respect thereto, except the right to receive the applicable merger consideration. Additionally, each share of the Zoo Games Common Stock held by Zoo Games or owned by Driftwood or any subsidiary of Zoo Games or Driftwood immediately prior to the Merger, will be canceled and extinguished as of the completion of the Merger without any conversion or payment in respect thereof.

Upon the closing of the Merger (the “Closing”), as the sole remedy for the Zoo Games stockholders’ indemnity obligations, on behalf of the Zoo Games stockholders, Driftwood will deposit 2,609,861 shares of Driftwood Common Stock, otherwise payable to such stockholders, into escrow to be held by the escrow agent in accordance with the terms and conditions of an escrow agreement.
The merger will be accounted for as a reverse merger with the Company being treated as the acquirer.

On July 7, 2008, Driftwood provided a bridge loan of up to $7.0 million to Zoo Games (the “Driftwood Loan”). The Driftwood Loan matures on September 30, 2008, and initially bears interest at a rate of 10% per annum (increasing upon default). Under the terms of the Driftwood Loan, Zoo Games may borrow on a weekly basis, repay without penalty or premium and continue to borrow amounts until September 30, 2008, provided that any advance made by Driftwood to Zoo Games is contingent upon a mutually approved budget for the use of such advance by Zoo Games, which approval will not be unreasonably withheld by Driftwood. The Driftwood Loan and all accrued interest will be automatically extinguished upon the closing of the Merger.

On September 12, 2008, Zoo Games completed its merger with Driftwood.

ZOO GAMES, INC. (FORMERLY GREEN SCREEN INTERACTIVE SOFTWARE, INC.)
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 20 -	SUBSEQUENT EVENTS (CONTINUED)

During July 2008, the Company restructured debt from the SVS, DSI, Zoo and Cyoob acquisitions, as follows:

1.	SVS - the $2.1 million note outstanding will now be due as follows:
• $500,000 on December 14, 2008
• $500,000 on September 1, 2009
• $1.1 million on June 14, 2010

2.	DSI (the restructured amounts include a portion of the assumed liabilities resulting from the acquisition):
•  the approximately $2.4 million currently due was converted to 223,474 shares of Zoo Games Inc.
• $1.25 million of the amount due June 2009 was converted to 117,371 shares of Zoo Games Inc.
• $500,000 of the amount due December 2010 was converted to 46,948 shares of Zoo Games Inc.
3.	Zoo:
• $1.0 million of the amount currently due was converted to 93,896 shares of Zoo Games Inc.
• $500,000 of the amount currently due will be paid by December 31, 2008
• $1.0 million of the amount due April 2009 was converted to 93,896 shares of Zoo Games Inc.
4.	Cyoob:
• $766,000 of the amount due was converted into 55,666 shares of Zoo Games Inc.

In August 2008, Zoo Publishing, Inc. (formerly DSI) entered into a new factoring agreement with Working Capital Solutions, Inc., which utilizes existing accounts receivable in order to provide working capital to fund all aspects of our continuing business operations. Under the terms of our factoring and security agreement, we sell our receivables to the factor, with recourse. The factor, in its sole discretion, determines whether or not it will accept each receivable based upon the credit risk factor of each individual receivable or account. Once a receivable is accepted by the factor, the factor provides funding subject to the terms and conditions of the factoring and security agreement. The amount remitted to us by the factor equals the invoice amount of the receivable adjusted for any discounts or allowances provided to the account, less 20% which is deposited into a reserve account established pursuant to the agreement, less allowances and fees. In the event of default, valid payment dispute, breach of warranty, insolvency or bankruptcy on the part of the receivable account, the factor can require the receivable to be repurchased by us in accordance with the agreement. The amounts to be paid by us to the factor for any accepted receivable include a factoring fee of 0.6% for each ten (10) day period the account is open. This facility is guaranteed by the Company’s President and he received 100,000 options to purchase the Company’s Common stock as compensation for the guarantee.

During September, 2008, the Company adopted its 2008 Long-Term Equity Incentive Plan, which generally will provide for the issuance of options, stock appreciation rights, restricted shares, restricted share units and unrestricted shares to key employees, directors, consultants and advisors to the Company.